UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
April 7, 2020
Dear Fellow Stockholder:
I am pleased to invite you to the 2020 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at our offices at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 on Tuesday, May 19, 2020, at 9:00 a.m., Central Time. Whether or not you plan to attend the Annual Meeting, I ask that you participate by casting your vote at your earliest convenience.
Our performance in 2019 was dramatically better than 2018, as we reversed the broadly declining performance trends in our funeral and cemetery portfolios. While we still have much work to do to achieve the optimum performance potential in our existing portfolio, we made two bold and strategic moves in the last quarter of 2019 by recruiting Bill Goetz as President and COO and acquiring four large, high quality businesses in great strategic markets with about $50 million in new high margin revenue once fully integrated into Carriage’s operating model framework.
On December 31, 2019 we announced the acquisition of Fairfax Memorial Park and Funeral Home in Fairfax, VA, which followed the acquisition of Lombardo Funeral Homes in Buffalo, NY on October 9, 2019, the acquisition of Rest Haven Cemetery and Funeral Homes in Rockwall, TX on October 28, 2019 and finally the acquisition of Oakmont Memorial Park and Mortuary in Lafayette, CA on January 3, 2020.
We also announced that Bill Goetz joined Carriage as President and COO on December 1, 2019 after a highly successful career with several great companies. Bill has been on a fast and steep listening and learning journey with our Houston Support Center Leadership and has visited many of our wonderful Managing Partners and their businesses. We are indeed fortunate that Bill has brought his history of exceptional executive leadership success to Carriage and will lead operations during the next five year timeframe of our Good To Great Journey.
We believe that in 2019 we positioned Carriage for unprecedented performance and valuation success over the next five years. But no doubt the continuing work to improve performance in our existing portfolio combined with the year-end acquisition and integration of four large businesses in new markets has intensely focused our Operational Leadership and Houston Support Center Leadership Teams on Execution! The most important high performance milestone for Carriage is that we will have achieved Total Revenue and Consolidated EBITDA Margin critical mass as a funeral and cemetery operating and consolidation platform, enabling us to have quickly leveraged new and concentrated high margin acquisition revenue into a more predictable and high earnings and free cash flow value creation platform for our employees and our stockholders.
We want all of our investors to understand the value creation opportunities of Carriage and its potential to continue to perform and grow on our Good To Great Journey. We also want investors to understand the philosophy of the Compensation Committee and the link between that philosophy and the High Performance Culture that is hallmark of our Company.
I encourage you to read the Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions and descriptions on the proposals for this meeting.
Speaking on behalf of the entire leadership team, we are committed to becoming recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share.
We hope you can join us on May 19th. It is important that your shares are represented at the Annual Meeting by casting your vote as soon as possible.
Sincerely,

Melvin C. Payne
Chairman of the Board and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 19, 2020 9:00 a.m. Central Time PLACE: Carriage Services, Inc 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 RECORD DATE: March 20, 2020	Meeting Agenda
	1.	Elect two (2) class III directors to serve until the 2023 Annual Meeting;
	2.	To approve on an advisory basis our 2019 Named Executive Officer compensation; and
	3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2020.

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET	BY MAIL	IN PERSON
Visit the website listed on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the Annual Meeting

We are pleased to continue taking advantage of the Notice & Access method of delivery for our Annual Report, Proxy Statement and other Proxy materials (collectively the "Proxy Materials"). The Proxy Materials will be available online as described in this Proxy Statement and hard copies will not be delivered, unless expressly requested by a stockholder.

We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. As a result, we may impose additional procedures or limitations on meeting attendees or determine that alternate Annual Meeting arrangements are advisable or required (i.e., a virtual-only meeting). If we determine that such alternative arrangements are advisable or required, then we will announce our decision and post additional information on our Investors Relations website at www.carriageservices.com and filed with the Securities and Exchange Commission (the "SEC"). Please check this website in advance of the Annual Meeting date if you are planning to attend in person.

On or about April 7, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (the "Notice") detailing how to access the Proxy Materials electronically and how to submit your proxy via the Internet. You are entitled to vote if you were a stockholder of record on March 20, 2020. The Notice also provides instructions on how to request and obtain paper copies of the Proxy Materials and proxy card or voting instruction form, as applicable. We continue to believe this process provides our stockholders with a convenient way to access the Proxy Materials and submit their proxies online, while reducing the environmental impact of our Annual Meeting and lower the costs of printing and distribution.

If your shares are held in a stock brokerage account or by a financial institution or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on their voting process. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

By order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Chief Accounting Officer & Secretary (Principal Financial Officer)
April 7, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 19, 2020
The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2019 Annual Report to Stockholders are available at www.carriageservices.com.

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PROXY STATEMENT

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

This Proxy Statement is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2020 Annual Meeting of Stockholders (our “Annual Meeting”).
Annual Meeting Date and Location
We intend to hold our Annual Meeting in person at our offices at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, on Tuesday, May 19, 2020, at 9:00 a.m., Central Time. If you plan to attend in person, please use the main lobby entrance.

We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. As a result, we may impose additional procedures or limitations on meeting attendees or determine that alternate Annual Meeting arrangements are advisable or required (i.e., a virtual-only meeting). If we determine that such alternative arrangements are advisable or required, then we will announce our decision and post additional information on our Investors Relations website at www.carriageservices.com and filed with the SEC. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.
Delivery of Proxy Materials
Mailing Date and Delivery of Proxy Materials
On or about April 7, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the proxy materials and submit your proxy online. We have made these Proxy Materials available to you over the Internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the 2020 Annual Meeting.
Stockholders Sharing the Same Address
Each stockholder of record will receive one Notice of Internet Availability, regardless of whether you have the same address as another registered stockholder. If your shares are held in “street name” (that is, in the name of a financial institution, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Internet Availability to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided, you must contact your broker to revoke your consent. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.
Questions and Answers About Our Annual Meeting and Voting
Why am I receiving these proxy materials?
Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock, par value $.01 per share (the “Common Stock”) at the close of business on March 20, 2020, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.
This Proxy Statement, along with a proxy card, is made accessible, free of charge to you, via the Internet at http://investors.carriageservices.com/annuals-proxies.cfm, or if elected, mailed to our stockholders on or about April 7, 2020. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the Internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.

What am I voting on and how does our Board recommend that I vote?

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on
1	Re-elect Douglas B. Meehan and Donald D. Patteson, Jr. to our Board as Class III Directors.	FOR the proposal	6
2	Approve, on an advisory basis, our Named Executive Officer compensation.	FOR the proposal	39
3	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	FOR the proposal	41
We will also transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Viki K. Blinderman, our Senior Vice President, Chief Accounting Officer and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the Internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise
Who is entitled to vote at the meeting?
You may receive notice of and vote at our Annual Meeting if you were a stockholder of record as of the close of business on the Record Date. As of the Record Date, there were 17,873,340 shares of Common Stock outstanding and entitled to vote.
How many votes can I cast?
You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.
Why is my vote important?
Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.
What is the difference between a stockholder of record and a “street name” holder?
Most stockholders hold their shares through a financial institution, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

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Street Name Stockholder. If your shares are held by a financial institution, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your financial institution, broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your financial institution, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your financial institution, broker or other nominee provides to you.

How do I vote my shares?
Stockholders of Record. There are three ways to vote:

INTERNET
To vote via the Internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. You may vote online until 11:59 p.m., Central Time the day before the Annual Meeting.

BY MAIL
If you requested a copy of this Proxy Statement and proxy card and would like to vote by mail, please send your completed and signed proxy card in the prepaid envelope provided so that it is received in the mail by us by May 18, 2020. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

IN PERSON
If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. There are three ways to vote:

BY METHODS LISTED ON VOTING INSTRUCTION FORM
Please refer to the voting instruction form or other information forwarded by your financial institution, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

BY MAIL
You may indicate your vote by completing and signing your voting instruction card or other information forwarded by your financial institution, broker or other nominee and returning it to them in the manner specified in their instructions.

IN PERSON WITH A PROXY FROM THE RECORD HOLDER
You may vote in person at our Annual Meeting if you obtain a legal proxy from your financial institution, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.
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May I change or revoke my vote?
Yes, if you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	submitting written notice of revocation no later than May 18, 2020 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	timely submitting a proxy with new voting instructions using the Internet voting system;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 18, 2020; or

•	attending our Annual Meeting and voting your shares in person.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your financial institution, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your financial institution, broker or other nominee provided to you.
What is a quorum?
A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting.

What are “broker non-votes” and abstentions and how do they affect voting results?
If you hold your shares in “street name,” you will receive instructions from your financial institution, broker or other nominee describing how to vote your shares. If you do not instruct your financial institution, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).
There are also non-discretionary matters for which financial institution, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a financial institution, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the financial institution, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class III Directors), and Proposal 2 (Advisory Vote to Approve Our Named Executive Officer Compensation) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.
Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.
What vote is required to approve each proposal?

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Proposal 1 (Election of the Class III Directors): To be elected, each director nominee must receive the affirmative vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with more votes cast in favor of than votes withheld from the election will be elected. Broker non-votes will have no effect on the outcome of the vote for directors.

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.

Who will bear the cost of soliciting votes for our Annual Meeting?
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, uploading to and hosting on the Internet, and printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by Internet or mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse financial institutions, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K with the SEC within four business days of our Annual Meeting.
May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?
You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2021 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s Annual Meeting.
How do I get directions to the Annual Meeting?
For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTORS
We currently have seven directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will re-elect two individuals to serve as our Class III Directors for a new three-year term expiring on the date of our 2023 Annual Meeting and until their successors are duly elected and qualified. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.
Our Corporate Governance Committee has recommended that we nominate Douglas B. Meehan and Donald D. Patteson, Jr. for re-election at our Annual Meeting to serve as our Class III Directors for a new three-year term. Proxies may be voted for each of the Class III Directors. The biographical description for Mr. Meehan and Mr. Patteson are included below.
On December 1, 2019, William W. Goetz, was appointed to serve as the President and Chief Operating Officer of the Company and elected to serve as a member of the Board. Mr. Goetz joined the Board as a Class II director for a three-year term expiring on the date of our 2022 Annual Meeting.
Directors are elected by a majority of votes cast. Our bylaws provide that in an uncontested election if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to our Board and will continue to serve as a holdover director until the effective date of the director’s resignation, which may be no later than 120 days after the date of the election. Our Board, by a majority vote, is then required to promptly determine whether to decline to accept the director’s resignation or to accept the resignation of the director. If our Board declines to accept the resignation, the director may continue to serve as long as the director received a plurality of the votes cast. If our Board accepts the resignation, the directorship will become vacant and the Board may then fill the vacancy by a majority vote. In the event of a contested election of directors, our bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.
The following table sets forth the name and certain other information for each of the nominees for election as Class III Directors, and for each of the continuing directors of our Board.

	Age	Class	Position(s)	Director Since	Current Term Expires	If Re-elected Term Expires
Nominees
Douglas B. Meehan	48	III	Director	2018	2020	2023
Donald D. Patteson, Jr.	74	III	Director	2011	2020	2023
Continuing Directors
Barry K. Fingerhut	74	II	Director	2012	2022	—
William W. Goetz	55	II	Director, President & Chief Operating Officer	2019	2022	—
Bryan D. Leibman	51	II	Director	2015	2022	—
Melvin C. Payne	77	I	Chairman of the Board & CEO	1991	2021	—
James R. Schenck	53	I	Director	2016	2021	—
Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a high value, superior investment platform; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
Described below are the principal occupations, positions and directorships for at least the past five years of our director nominees and continuing directors, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.
Nominees for Director
Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. Mr. Patteson received an MBA with a concentration in finance from the University of Texas.
Additional Qualifications: Mr. Patteson brings to the Board his extensive experience as Chief Executive Officer and Chief Financial Officer in various industries, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until mid-year 2015.
Douglas B. Meehan has served as the Deputy Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm, since 2012. Prior to joining van Biema Value Partners, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst. Mr. Meehan received a BA in Philosophy from Columbia University, a PhD in Philosophy and Cognitive Science from the City University Graduate Center, and an MBA from Columbia Business School, where he participated in the Applied Value Investing Program.
Additional Qualifications: Mr. Meehan brings to the Board his extensive financial markets and real estate experience, as well as experience with sophisticated transactions.
You may not cumulate your votes in the election of the Class III Director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE CLASS III DIRECTOR NOMINEES.

Continuing Directors
Barry K. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training industry and financial services industry, as well as many other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut also served on our Board for the period from 1995 through 1999. Mr. Fingerhut received a BS with distinction from the University of Maryland and an MBA with distinction in Finance/Investments from New York University.
Additional Qualifications: Mr. Fingerhut was selected to serve on our Board due to his past experience with Carriage and his extensive investment knowledge.
William W. Goetz has been a member of the Board and our President and Chief Operating Officer since December 2019. Prior to joining the Company, Mr. Goetz served as the Senior Vice President, Sales & Marketing of Sysco Corporation from July 2016 to July 2019. Prior to that, he served as Senior Vice President and Chief Marketing Officer of Sysco Corporation from October 2013 until July 2016. Mr. Goetz initially joined Sysco Corporation in January 2012 as Senior Vice President, Marketing. Mr. Goetz began his career in 1986 as a management trainee at Cintas Corporation and progressed through a series of sales and marketing roles before being named Vice President-Marketing and Merchandising in 1997. In 2003, he joined ECOLAB Corporate as Vice President-Corporate Marketing, and later was appointed Vice President International Marketing. In 2006, he returned to Cintas as Vice President and Chief Marketing Officer. In 2008, he assumed the role of President and Chief Operating Officer-Global Accounts and Strategic Markets of Cintas, in which he served until joining Sysco in 2012. Mr. Goetz currently serves as an Advisory Board member for three privately held companies, in addition to serving on the Board of the Boys & Girls Clubs of Greater Houston where he also chairs the Nominating & Governance Committee. Mr. Goetz received a BA in economics from Muskingum University.
Additional Qualifications: Mr. Goetz was elected to serve on our Board due to his past experience in various executive leadership roles, both in the public and private sector, which included full profit and loss responsibility for different business units, along with oversight of marketing and sales functions within different industries.
Bryan D. Leibman has been the President and Chief Executive Officer of Frosch Travel (“FROSCH”), a privately held global travel management company, since 2000. He is a certified physician who opted to pursue his passion for business and entrepreneurship by joining and leading his family’s successful travel business in 1998. Mr. Leibman received a BA from Brown University and an MD from Baylor College of Medicine.
Additional Qualifications: Mr. Leibman brings experience in entrepreneurial growth and with mergers and acquisitions to our Board. We believe his vision and leadership at FROSCH brings to our Board development of an innovative and forward driving management style and commitment to core values in the services sector.
Melvin C. Payne, co-founder of Carriage, has been our CEO and a director since our inception in 1991, and our Chairman of the Board since December 1996.
Additional Qualifications: Mr. Payne brings to the Board his 28 years of experience as our CEO and proven management skills. Mr. Payne also has prior diverse industry and financial experience coupled with his personal leadership and founder’s vision for Carriage.
James R. Schenck has been the President and Chief Executive Officer of Pentagon Federal Credit Union (“PenFed”), one of the largest credit unions in the country, since 2014. Prior to that, he was the Executive Vice President at PenFed and President of its wholly owned subsidiary, PenFed Realty, since 2011. Prior to joining PenFed, Mr. Schenck previously served on the Army Staff in the Office of the Deputy Chief of Staff for Operations and Plans prior to his selection to serve as a Special Assistant to the Secretary of the Army. He also currently serves as Chief Executive Officer of the PenFed Foundation which provides support to military, veterans and their families, along with serving on the boards of the US Chamber of Commerce, Northern Virginia Chamber of Commerce, Northern Virginia Technology Council, and Lasermax Defense. Mr. Schenck graduated from the United States Military Academy West Point and is a graduate of Harvard Business School.
Additional Qualifications: Mr. Schenck brings a passion for entrepreneurial growth and merger and acquisition experience to our Board.

CORPORATE GOVERNANCE
Board Leadership Structure
Carriage was founded with the Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, which is achieved by alignment with our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership
All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the First “most equal” of the Five; because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.
At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, is what drives our high performance operating results. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage’s High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders who are aligned with our Five Guiding Principles and the idea of Carriage as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage’s sustainable high performance and reputation over time.
Melvin C. Payne, our co-founder and largest individual stockholder, is our CEO and Chairman of our Board. Our Board believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our CEO and Chairman of our Board, based upon Mr. Payne’s specific expertise, knowledge, passion and long-term vision for the Company. This arrangement provides a clear, unified strategic vision and 4E Leadership for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.
Our Compensation Committee performs an annual evaluation of our CEO’s performance. As part of our annual evaluations and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our CEO. Mr. Payne has publicly stated that he has no plans for retirement and that he intends to be involved with the Company as long as his health is good and he is adding value with his energy, passion and vision for Carriage and commitment to mentoring 4E Leaders for the future; nevertheless, the Corporate Governance Committee annually considers and discusses CEO succession planning. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of current corporate governance standards, market practices, the Company’s specific circumstances and needs and any other relevant factors for discussion. On December 1, 2019, Bill Goetz joined Carriage as President and COO and is currently on a fast and steep listening and learning journey with the Company to be a critical part of the succession planning.
We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Bryan D. Liebman currently serves as our Lead Director.

Risk Oversight of the Board
We believe that the oversight function of our Board and its committees combined with active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the Right Quality of Staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that one of our biggest risk areas for the Company is not having or not hiring the “Right Who” senior leadership in the future, and that hiring the “Wrong Who” senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture.
Additionally, in executing this responsibility, our Board provides their oversight, including risk oversight and a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our Company, leadership and people. For example, during 2019, those processes include regular discussions during operational and strategic reviews with the Company’s senior leadership, as well as the programs, policies, processes and controls related to the Company’s financial activities and performance; controllership and financial reporting; executive officer development and evaluation; compliance under the Company’s Code of Business Conduct and Ethics; applicable laws and regulations; information technology; and internal audits. Our Board also relies on each of its committees to help administer its oversight duties on those areas which they have oversight responsibilities.
Director Qualification, Experience and Tenure
Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input from our senior leadership team.
It is the position of our Corporate Governance Committee that, as a company of our size in the specialized field of death care, it is important for our directors to understand, support and align with our culture. Thus, we strive to seek individuals who demonstrate the following characteristics or attributes:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•
Business and investment savvy, including an owner-oriented attitude and conviction that we have evolved into a superior stockholder value creation investment platform and therefore represent a superior long-term investment opportunity; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
As a result, it is difficult to define what the perfect director candidate looks like. For Carriage, diversity of all kinds, including (but not limited to) experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision-making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms and will continue to find ways to ensure that it is doing so.
While no director may serve on more than five other public company boards or on the audit committee for more than two other public company boards, we much prefer candidates that are singularly focused on Carriage’s uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.
We currently have seven directors on our Board who each serve staggered three-year terms. Five directors are independent. The average age of all directors currently serving on our Board is 61 years. The average age of all independent directors is 60 years. The average tenure of all independent directors is 8 years.
Director Nomination Process
Our Corporate Governance Committee, with assistance from internal and external resources as the Committee desires, identifies potential candidates for our Board based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process is complete, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.
Our Corporate Governance Committee will also consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2021 Annual Meeting of Stockholders, the deadline will be February 18, 2021, based upon this year’s meeting occurring on May 19, 2020. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder. The notice must also include the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.
Organization and Committees of Our Board
During 2019, our Board met 6 times and acted by unanimous written consent 11 additional times. Each of the directors attended all of the meetings of our Board except for Mr. Schenck who was unable to attend meetings held on May 15th and October 14th, and Mr. Leibman who was unable to attend meetings held on July 31st and October 14th. Each year we hold the Annual Meeting on the same day as our Board and Committee meetings such that all directors may attend the Annual Meeting. All of our then current directors attended the 2019 Annual Meeting of Stockholders, excluding Mr. Schenck.
Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2019 are described below.

Director	Compensation	Audit	Corporate Governance
Melvin C. Payne(*)	—	—	—
William W. Goetz(**)	—	—	—
Barry K. Fingerhut(I)	Chairman	X	X
Bryan D. Leibman(I)(L)	X	X	X
Donald D. Patteson, Jr.(I)	X	Chairman	X
James R. Schenck(I)	X	X	Chairman
Douglas B. Meehan(I)	X	X	X

(*)	As CEO of the Company, Mr. Payne is not independent.
(**)	As President and Chief Operating Officer of the Company, Mr. Goetz is not independent.
(I)	Independent Director.
(L)	Lead Director.
Compensation Committee.
Our Compensation Committee's principal functions and responsibilities are to:

•	review, evaluate and approve our executive officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our Annual Meeting of Stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.
Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers and senior leadership team. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our CEO or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.

To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and CEO, makes recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer or senior leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•
developing recommendations for individual executive officer and senior leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Our Compensation Committee makes all final decisions regarding executive officer compensation.
Our Compensation Committee met 3 times during 2019 and acted by unanimous written consent 7 additional times. Each member of our Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Audit Committee.
Our Audit Committee's principal functions and responsibilities are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

◦	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

◦
qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

◦	performance of our internal audit function and independent auditors;

◦	whistleblower hotline and associated reporting procedures; and

◦	compliance by Carriage with legal and regulatory requirements.

•	perform such other functions as our Board may assign to our Audit Committee from time to time.
In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms its independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.
Our Audit Committee met 5 times during 2019 and acted by unanimous written consent 2 additional times. All committee members were present at such meetings, except for Mr. Schenck who was unable to attend the meeting held on May 15th and Mr. Leibman who was unable to attend the meeting held on July 31st. All members of our Audit Committee are independent as defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See the “Audit Committee Report” on page 40 for additional information regarding our Audit Committee.

Corporate Governance Committee.
Our Corporate Governance Committee's principal functions and responsibilities are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next Annual Meeting of Stockholders;

•	assist our Board with succession planning for our CEO and other members of the senior leadership team;

•	lead our Board in its annual review of the performance of our Board and its committees;

•	review the Company's compliance programs, including, but not limited to, the Code of Business Conduct and Ethics and the Insider Trading and Anti-Hedging Policy; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.
Our Corporate Governance Committee met 2 times during 2019 and acted by unanimous written consent 1 additional time. All committee members were present at such meetings.
Director Independence
In accordance with applicable laws, regulations, our Corporate Governance Guidelines, and the rules of the NYSE, our Board must affirmatively determine the independence of each director and director nominee. Accordingly, our Board determined that Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and by the SEC under Item 407(a) of Regulation S-K.
Mr. Payne and Mr. Goetz are not independent because they are employees of Carriage and currently serve as our CEO and President and Chief Operating Officer, respectively. Mr. Payne also serves as Chairman of our Board.
Board’s Interaction with Stockholders
Our CEO and senior leadership team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our executive and senior leadership team should be present at such meetings.
Stockholders and other interested parties may contact any member of our Board or any of its committees by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.
Annual Evaluations
In accordance with our Corporate Governance Guidelines, our Board performs annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated typically in January prior to the first regularly scheduled meeting of the Board. At the first regularly scheduled Board meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the Board meeting.
Corporate Governance Guidelines, Business Conduct and Ethics
We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do”. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires that all of our directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.
A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.

Corporate Social Responsibility
One of our key guiding principles is “Belief in the Power of People Through Individual Initiative and Teamwork.” This translates to a decentralized and collaborative decision-making style rather than a top-down approach. Employees across the country are encouraged and empowered to engage in a meaningful way with their communities, whether that be through volunteer activities, awareness seminars, veteran outreach or other opportunities. Moreover, we provide health and safety training to a number of our employees in key roles who have the potential to meaningfully impact the health and safety of our employees and others. We also provide educational assistance to our employees in an effort to support ongoing growth and contributions, both professionally and personally.
Compensation Committee Interlocks and Insider Participation
During 2019, Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan served on our Compensation Committee. None of Messrs. Fingerhut, Leibman, Patteson, Schenck and Meehan has at any time been an officer or employee of our Company nor had any substantial business dealings with us. None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

DIRECTOR COMPENSATION
General
We compensate our non-employee directors through cash payments or unrestricted shares of Common Stock, as elected by the Board member, including retainers. Our Director Compensation Policy for 2019 provides the following:

Annual Retainer(1)
Board - Independent Director	$75,000
Board - Lead Director	$10,000(2)
Audit Committee
Chair	$10,000
Member	$—
Compensation Committee
Chair	$5,000
Member	$—
Corporate Governance Committee
Chair	$5,000
Member	$—

(1)	Paid on a quarterly basis in either cash or Common Stock. Retainers are not paid to employee directors.

(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.
Our Director Compensation Policy provides the option for any director to elect to receive their annual retainer, which is paid in quarterly installments, in unrestricted shares of our Common Stock by providing to us written notice. The number of shares of such Common Stock shall be determined by dividing the cash amount of the retainer by the closing price of our Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock shall vest immediately upon grant. Any written notice to receive the retainer in Common Stock shall remain in effect until notice otherwise is made in writing.
Our Director Compensation Policy also provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon admission to the Board, which can be taken in cash or restricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. Pursuant to our Director Compensation Policy any such new director grant shall vest immediately.
Our Director Compensation Policy further provides that our employee directors are not separately compensated for their service as directors.

Director Compensation Table
The following table sets forth a summary of the compensation we paid to our non-employee directors in 2019:

Name	Fees Paid in Cash	Fee Paid in Stock(1)	Stock Awards	Total
Barry K. Fingerhut	$36	$79,964	$—	$80,000
Bryan D. Leibman	$85,000	$—	$—	$85,000
Donald D. Patteson, Jr.	$85,000	$—	$—	$85,000
James R. Schenck	$80,000	$—	$—	$80,000
Douglas B. Meehan	$24	$74,976	$—	$75,000
William W. Goetz(2)	$—	$—	$—	$—
(1)    Reflects the aggregate fair value of the unrestricted shares of Common Stock issued as payment for the quarterly retainers. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Barry K. Fingerhut	Douglas B. Meehan
March 29, 2019
Number of shares	1,038	974
Stock price	$19.25	$19.25

June 28, 2019
Number of shares	1,052	986
Stock price	$19.01	$19.01

September 30, 2019
Number of shares	978	917
Stock price	$20.44	$20.44

December 31, 2019
Number of shares	781	732
Stock price	$25.60	$25.60

(2)
Pursuant to our Director Compensation Policy, Mr. Goetz is not compensated for his service as an employee director. He is included in the Director Compensation Table solely to satisfy Item 402(k)(2)(i) of Regulation S-K.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Management
The following table sets forth, as of March 20, 2020, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock
Melvin C. Payne(2)(3)	1,296,763	239,744	1,536,507	8.6%
Shawn R. Phillips(4)	65,459	118,751	184,210	1.0%
Paul D. Elliott(5)(6)	30,527	81,644	112,171	*
C. Benjamin Brink(7)	20,276	56,940	77,216	*
Viki K. Blinderman	13,993	61,540	75,533	*
Donald D. Patteson, Jr.	55,710	—	55,710	*
Bryan D. Leibman(8)	27,413	—	27,413	*
William W. Goetz	15,000	—	15,000	*
James R. Schenck	11,989	—	11,989	*
Barry K. Fingerhut	11,081	—	11,081	*
Douglas B. Meehan	7,771	—	7,771	*
All current directors and executive officers as a group (11 persons)	1,555,982	558,619	2,114,601	11.8%

*	Indicates less than 1%.

(1)
The ownership of stock options shown in the table includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)
Mr. Payne’s holdings include 11,446 shares of Common Stock held in an Annuity Trust for Mr. Payne’s benefit, 11,446 shares of Common Stock held in an Annuity Trust for Mr. Payne’s spouse’s benefit and 17,072 shares of Common Stock held by Mr. Payne’s spouse.

(3)	Mr. Payne has pledged 1.2 million shares of his Common Stock pursuant to a margin account which was opened in October 2012.

(4)	Mr. Phillips has pledged 61,842 shares of his Common Stock pursuant to a margin account which was opened in November 2015.

(5)	Mr. Elliot's holdings include 6,029 shares held jointly by himself and his spouse.

(6)	Mr. Elliot has pledged 2,000 shares of his Common Stock pursuant to a margin account which was opened in November 2019.

(7)	Mr. Brink's holdings include 4,426 shares held jointly by himself and his spouse.

(8)	Mr. Leibman’s holdings include 2,576 shares of Common Stock held by Mr. Leibman’s minor children.

Stock Ownership of Certain Beneficial Owners
As of March 20, 2020, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Dimensional Fund Advisors LP(1) Building One, 6300 Bee Cave Road Austin, TX 78746	1,516,687	8.5%
BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	1,300,799	7.3%
Renaissance Technologies(3) 800 Third Avenue New York, New York 10022	1,283,001	7.2%
FMR LLC(4) 245 Summer Street Boston, MA 02210	930,000	5.0%

(1)	Based solely on Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP has sole voting power as to 1,470,530 shares and sole dispositive power as to 1,516,687 shares.

(2)	Based solely on Schedule 13G/A filed with the SEC on February 5, 2020. BlackRock Inc. has sole voting power as to 1,254,226 shares and sole dispositive power as to 1,300,799 shares.

(3)
Based solely on Schedule 13G filed with the SEC on February 13, 2020. Renaissance Technologies has sole voting power as to 1,237,500 shares, sole dispositive power as to 1,283,001 shares and shared dispositive power as to 99 shares.

(4)
Based solely on Schedule 13G/A filed with the SEC on February 7, 2020. FMR LLC does not have sole voting power on any shares and sole dispositive power as to 930,000 shares, of which, 683,786 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4, and 5, and to furnish us with copies of all Forms 3, 4, and 5 they file.

The Company believes, based solely on our review of the copies of such forms and written representations from reporting persons, that all filings required to be made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2019, with the exception of an amendment filed on November 22, 2019 to report six additional Common Stock transactions on the Form 4 originally filed by Mr. C. Benjamin Brink on September 17, 2019.
.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Carriage Services, Inc.(“Carriage”) has reviewed and discussed Carriage’s Compensation Discussion and Analysis with Carriage management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Compensation Committee
Barry K. Fingerhut, Chairman
Bryan D. Leibman
Donald D. Patteson, Jr.
James R. Schenck
Douglas B. Meehan

April 7, 2020

EXECUTIVE MANAGEMENT
The following table sets forth the name, age and title of our Executive Officers as of the date of this Proxy Statement. Our Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and our Executive Officers. In addition, there are no arrangements or understandings between any of our Executive Officers and any other person pursuant to which any person was selected as an executive officer.
The Executive Officers of the Company are as follows:

Name	Age	Title
Melvin C. Payne	77	CEO & Chairman of the Board (Principal Executive Officer)
William W. Goetz	55	President & Chief Operating Officer
Viki K. Blinderman	51	Senior Vice President, Chief Accounting Officer & Secretary (Principal Financial Officer)
Carl B. Brink	38	Senior Vice President, Chief Financial Officer & Treasurer
Paul D. Elliott	59	Senior Vice President & Regional Partner
Michael S. Loeffel	46	Senior Vice President of Human Resources
Christopher Manceaux	49	Senior Vice President & Regional Partner
Steven D. Metzger	42	Senior Vice President & General Counsel
Shawn R. Phillips	57	Senior Vice President, Regional Partner & Head of Strategic & Corporate Development
Peggy Schappaugh	45	Vice President of Operations & Acquisitions Analysis
The biographical information for Messrs. Payne and Goetz is located under “Proposal No. 1: Election of Class III Directors - Continuing Directors.”
Viki K. Blinderman joined Carriage in May 2002 and has been the Senior Vice President and Principal Financial Officer since February 2017, the Secretary of Carriage since May 2015 and Chief Accounting Officer since September 2012. Ms. Blinderman has also served other financially based positions in Carriage. Prior to joining Carriage, Ms. Blinderman served as the Chief Financial Officer of a privately-held litigation support company and practiced public accounting. Ms. Blinderman is a CPA and possesses a BA in Business Administration and a Masters in Professional Accounting from the University of Texas at Austin
C. Benjamin Brink joined Carriage in January 2009 and has been it’s Senior Vice President since February 2017, Chief Financial Officer since August 2015 and Treasurer since January 2012. Mr. Brink has also served other financially based positions in Carriage. Prior to joining Carriage, Mr. Brink served as the Cash Manager for International Paper in their Corporate Treasury group from 2006 to 2009. Mr. Brink holds a BS in Finance from the University of Tennessee.
Paul D. Elliott joined Carriage in September 2012 as our Regional Partner – West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott was Managing Director for SCI, another publicly traded deathcare company. From February 1995 to August 2012, Mr. Elliott held various management roles in sales, corporate and operations with SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.
Michael S. Loeffel joined Carriage in October 2017 as the Vice President of Human Resources and was promoted to Senior Vice President in February 2020. Prior to joining Carriage, Mr. Loeffel served as a Senior Vice President of Human Resources for a global provider of water, waste and energy management solutions, and other leadership roles since 2005. Mr. Loeffel holds a BA in Communication from Wisconsin Lutheran College and a Masters in Education specializing in Adult Learning from Carroll University.
Christopher Manceaux joined Carriage as a Director of Support in December 2010 and was promoted to Senior Vice President and Regional Partner in 2018.  Prior to joining Carriage, Mr. Manceaux spent 20 years in various leadership and operational roles with other publicly traded funeral and cemetery service companies. Mr. Manceaux was a licensed Funeral Director and Embalmer and is a graduate of the Commonwealth Institute of Funeral Service of Houston, Texas.
Steven D. Metzger joined Carriage in May 2018 and is our Senior Vice President and General Counsel. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary from July 2016 to January 2018 at a publicly traded company that owned multiple restaurant concepts. Prior to July 2016, he spent seven years with another publicly traded deathcare company, where he held a number of roles in the legal department. Mr. Metzger began his career as a litigator at a private law firm. Mr. Metzger received both his BA in Government and his Juris Doctorate from the University of Texas in Austin.

Shawn R. Phillips joined Carriage in September 2007 and was promoted to Senior Vice President, Head of Strategic and Corporate Development in February 2017. He had served as our Regional Partner - West from 2007 to 2011 and currently serves as the Regional Partner - Central. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other public funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.
Peggy Schappaugh joined Carriage in August 2003 as an Operations Analyst and was recently promoted, in 2020, to Vice President of Operations and Acquisition Analysis. Mrs. Schappaugh has also served other operationally based positions within Carriage. Prior to joining Carriage, Mrs. Schappaugh served as an accountant at a publicly traded oil and gas company. Mrs. Schappaugh is a CPA and possesses a BBA in Accounting from Texas A&M University in College Station.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis describes in detail the compensation paid to our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. This section is designed to provide our stockholders with insight to and an understanding of our compensation programs and practices, along with the decision-making process as it relates to the compensation of our NEOs.
For 2019, our NEOs were:

Name	Title
Melvin C. Payne	CEO & Chairman of the Board (Principal Executive Officer)
Viki K. Blinderman	Senior Vice President, Chief Accounting Officer & Secretary (Principal Financial Officer)
C. Benjamin Brink	Senior Vice President, Chief Financial Officer & Treasurer
Paul D. Elliott	Senior Vice President & Regional Partner
Shawn R. Phillips	Senior Vice President, Regional Partner & Head of Strategic & Corporate Development
Our compensation program for our NEOs is unique to our identity as it is driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, a brief look into Carriage’s history and our High Performance Culture is beneficial.
Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated as Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership
We are on a Good To Great Journey that will never end. In order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control”, top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued on how to even first become good at operating with High Performance Standards that do not change from year-to-year.
Our Good To Great Journey of learning and improvement continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted into our High Performance Culture.
Our compensation program is aligned with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture, beginning with how we think, the unique language we use internally, and leading directly into the actions we take. The key is first accepting and understanding that our High Performance Standards Operating Model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energizes Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage’s needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.
4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in our High Performance Culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best High Performance Standards. We expect our leaders to produce superior results and maximize long-term returns to our stockholders. Their compensation can vary based on the Company’s results and their contributions.

We are transparent and openly invite investors, analysts and anyone who wishes to learn more about Carriage, both in general and as a long-term value creation investment platform, and to observe the unique and complete transparency of our High Performance Culture.
Compensation Philosophy and Practices
Overall, we believe Carriage’s executive compensation programs align our executive pay with the Company's operational and financial performance, as well as support our short-term and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation, benefit plans and employment agreements affecting Carriage’s NEOs.
During 2019, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•
to attract, motivate, and retain exceptional 4E Leadership talent that are leaders within our High Performance Culture senior leadership team (“First Who”). These leaders are expected to improve on the already industry leading operating performance through attracting and motivating individual business Managing Partners with 4E Leadership characteristics, enhance our best-in-class corporate support functions, and make sound decisions regarding long-term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.
What We Do
Pay for Performance

•
A significant portion of 2019 executive compensation is performance-based and is tied to our financial performance over the intermediate to long-term period (see the “Annual Cash Incentive Bonuses” and “Long-Term Equity-Based Incentives” sections on pages 29 and 30, respectively, for additional details).

•
Our CEO’s 2019 annual cash incentive was made at the discretion of the Compensation Committee because the CEO sets the long-term vision and intermediate-term strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics.

•
Our 2019 long-term incentive program is discretionary but takes into consideration long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

Anti-Hedging Policy

•
The Company's Insider Trading and Anti-Hedging Policy includes provisions that specifically prohibits all employees, including our NEOs and Directors, from entering into any financial instrument or otherwise engage in any transactions that hedge or offset any decrease in the market value or limit the ability to profit from an increase in the market value of the Company’s stock. The Company’s policy also prohibits all employees, including our NEOs and Directors, from buying or selling warrants, puts or calls, options, forward transactions or other derivative securities or instruments involving the Company's stock. Our Corporate Governance Committee is responsible for reviewing the Company's compliance programs, including our Insider Trading and Anti-Hedging Policy.

Mitigate Risk

•
Carriage is principle-based in its unwavering beliefs and every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in all that we do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•	We have share ownership and trading guidelines for officers.

•	We have clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.

Manage Dilution

•	We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels.

•	During 2019, we repurchased 400,000 shares of our Common Stock with an aggregate cost of $7.8 million.
What We Do Not Do

•	No supplemental retirement plans.

•	No repricing of underwater stock options.

•	No option exercise prices below 100% of fair market value on the date of grant.

•	No inclusion of long-term incentive awards in cash severance calculations.

•	No excise tax gross-ups upon change in control.
We regularly engage with stockholders on all matters regarding the Company’s results, operations, leadership and culture including other such topics as executive compensation, retention and succession planning. Ms. Blinderman and Mr. Brink lead our investor relations function engaging in various investor meetings throughout the year. These meetings are open and transparent to our corporate governance and general investor concerns and issues. Our ongoing outreach program allows management the opportunity to continually address these topics and ensure our compensation practices align with the interests of our stockholders.
Consideration of Previous Stockholder Advisory Vote
The Compensation Committee also considers the outcome of the Company's advisory stockholder vote on our NEO compensation program and any associated stockholder outreach efforts when making compensation decisions. At our 2019 Annual Meeting of Stockholders, our stockholders expressed strong support for the Company's proposal to ratify our NEO compensation program. For that approval, approximately 97% of shares voted were in favor of our 2018 NEO compensation program. This continued strong stockholder support has reaffirmed our Compensation Committee’s approach to our executive compensation philosophy, practices and programs.
While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage and its High Performance Culture so unique and transparent in its culture, practices and operations.
Elements of Compensation
Each element of our executive compensation program for NEOs has been designed to align with our Philosophy and our goal of growing the intrinsic value of Carriage per share for our long-term stockholders through disciplined and consistent high-level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).
The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently already possesses 4E Leadership characteristics as a starting point and that believes in and is completely aligned with our Mission Statement and Five Guiding Principles.
The Compensation Committee uses internal data to determine the compensation for most positions. Due to the uniqueness of our industry and the size of our Company within the industry, executive officer compensation may be difficult to benchmark against market data. We do have insight into compensation philosophy and structures of main competitors within our industry to maintain competitive and retain top 4E talent. Internal data is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.
The allocation between cash and equity compensation and between short-term and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future company and individual performance and potentially future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our Philosophy and our commitment to long-term value creation to our stockholders. We believe the elements of our compensation structure create incentives for the executives to take actions and make decisions that will benefit Carriage over the long-term and create long-term value for our stockholders.

Compensation designed for our executive officers consisted of:

Pay Element	Description	Purpose

Base Salary	Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, experience and performance.
Short-Term Incentives
Annual cash performance payment. For Mr. Payne, this award is made at the discretion of the Compensation Committee. For all other NEOs, this award varies to the degree we achieve our annual financial, operational and strategic performance and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives
Restricted Stock:  Time-based awards vesting over a minimum of three years.

Stock Options:  The executive only realizes the potential appreciation in our stock price above the exercise price for stock options.

Performance Shares: The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Provide market competitive equity award opportunities that will align executive interests with our stockholders.

Encourage executive share ownership.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits	Group health and welfare benefit programs and tax-qualified retirement plans. NEOs may be reimbursed for life insurance, executive physical and club dues.	Provide for current and future needs of the executives and their families. Enhance recruitment and retention.
Post-Termination Compensation	Our NEOs are party to employment agreements whereby they may be entitled to certain payments upon termination as more fully described herein.	Enhance retention and attraction of management by providing employment protection.
We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

Employment Agreements
On November 5, 2019, we entered into new employment agreements with all of our executive officers (the “Agreements”). Each of these Agreements are for terms of three years (five years in the case of Mr. Payne) and obligate the Company to make certain payments and provide certain benefits to the Company’s executive officers upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, the executive officers agreed to certain non-competition provisions and other restrictive covenants during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the executive officers. The Agreements for all of the executive officers are identical, except as noted herein.
The Agreements establish, among other things, (a) a minimum base salary, (b) minimum target bonus amounts (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for in the Agreements see the “Potential Payments Upon Termination” section as further discussed herein.
Compensation Evaluation Process
Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and CEO in determining executive compensation is to make compensation recommendations to the Board based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting compensation information and analysis (generally for one to five years) to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•
developing recommendations for executive officer’s bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. If necessary, we will review market compensation and direct peer group data with our internal review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each executive officer of the Company, including our NEOs.
During 2019, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. Instead, our Executive Management worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of our High Performance Culture. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

CEO Compensation
The Compensation Committee believes that the average annual total compensation for the CEO of $3.1 million over the past five years and any additional realized compensation from the increase in equity value is commensurate with the high level of operating and financial performance by Carriage.
The charts below depict the 2019 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and our other NEOs as a whole. The long-term equity-based incentives were valued using the anticipated value of the awards at the 25% compounded annual growth rate (“CAGR”) target payout upon vesting (Refer to “Long-Term Equity-Based Incentives” on page 30 for additional details).
A portion of the 2019 compensation of our NEOs is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 88% of the CEO’s total direct compensation and, on average, 68% of our other NEOs’ total direct compensation, is variable and directly affected by both the Company’s and each NEOs’ performance.

Base Salaries
The base salary for each of our NEOs is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of each executive. Base salaries for our NEOs, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.
Our Compensation Committee approved the following annual base salaries of our NEOs for 2019:

Named Executive Officers
Melvin C. Payne	$777,000
Viki K. Blinderman	$300,000
C. Benjamin Brink	$300,000
Paul D. Elliott	$310,000
Shawn R. Phillips	$310,000
Annual Cash Incentive Bonuses
Melvin C. Payne, CEO
The 2019 cash incentive bonus of $777,000 for Mr. Payne was determined at the Compensation Committee meeting held in February 2020 and was made at the discretion of the Compensation Committee for the following reasons, but not limited to:

•	The CEO sets the long-term 10 year Vision and 5 year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics that act as a budget;

•	2019 Performance including, but not limited to Revenue growth, Adjusted Consolidated EBITDA Margin expansion and increasing adjusted Consolidated EBITDA;

•	2019 Performance compared to 2018 Performance and 5 Year Trend;

•	Strategic goals and execution thereof that could change the course and composition of the Company;

•	Acquisition activity;

•	Equity valuation; and

•	4E Leadership Development.
Other Named Executive Officers
The 2019 cash incentive bonuses for Ms. Blinderman and Messrs. Brink, Elliot and Phillips were determined at the Compensation Committee meeting held in February 2020 and were based upon a previously established bonus targets as a percentage of base salary in addition to individual contribution and Company financial and operational performance results during 2019.
The table below sets forth the 2019 base salary, the incentive bonus targets and the actual incentive bonus payments, and as a percentage of base salary, for Ms. Blinderman and Messrs. Brink, Elliot and Phillips.

			Individual 2019 Bonus Paid(2)
Named Executive Officers	Annual Base Salary	Target(1)	Amount Paid	% of Salary
Viki K. Blinderman	$300,000	50%	$150,000	50%
C. Benjamin Brink	$300,000	50%	$150,000	50%
Paul D. Elliott	$310,000	50%	$125,000	40%
Shawn R. Phillips	$310,000	50%	$125,000	40%

(1)	Target is based on a percentage of base salary in effect in 2019.

(2)	Actual cash incentive bonus paid in 2020 for performance in 2019.

Long-Term Equity-Based Incentives
We maintain the 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which we have granted our NEOs restricted stock, stock options and performance-based stock awards.
Annual Long-Term Incentive Grants
Restricted stock, stock options and performance awards are awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.
Our Compensation Committee established 2019 long-term incentive targets for our NEOs, as shown in the table below:

	2019 Annual Base Salary	2019 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount
Melvin C. Payne	$777,000	200%	$1,554,000
Viki K. Blinderman	$300,000	150%	$450,000
C. Benjamin Brink	$300,000	150%	$450,000
Paul D. Elliott	$310,000	150%	$465,000
Shawn R. Phillips	$310,000	150%	$465,000
For the 2019 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture and align with long-term value creation interests for our stockholders. The following chart describes the 2019 grant of awards.
On February 20, 2019, our NEOs were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Grant/Exercise Price

Restricted Stock	None	N/A	N/A
Stock Options	None	N/A	N/A
Performance Awards
Discretionary

The anticipated award to the CEO at target stock prices noted herein are (number of awards):
25% CAGR = 100,000
30% CAGR = 175,000
35% CAGR = 250,000

The anticipated award to the NEOs at the target stock prices noted herein are (number of awards):
25% CAGR = 10,500
30% CAGR = 17,535
35% CAGR = 24,990

These awards will vest (if at all) on December 31, 2023 provided that the stock price averages at or above target stock price (noted herein this table) during December 2023 and the individual has remained continuously employed by the Company through December 31, 2023.

Five year compound annual growth rate (CAGR) of the stock price over Company’s stock price at December 31, 2018 of $15.50: 25% CAGR = $47.30 30% CAGR = $57.55 35% CAGR = $69.50
The Company named our 2019 long-term incentive grant of performance awards “Believe It Or Not” as we firmly believe performance will lead to greater stockholder value and ultimately evidenced by the growth in our stock price. Our Compensation Committee believes that this element of our long-term incentive program properly aligns management’s long-term compensation with the Company’s compensation philosophy and our mission of maximizing value per share for long-term stockholders. Generally, our long-term incentive programs allows for more simplicity in structure and the transparency for management to focus on operations and performance.
More detailed information regarding the long-term incentive grant is set forth in Note 20, Stockholder’s Equity, to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

The table below outlines the Five Year CAGR over the stock price at December 31, 2018 regarding the performance awards granted to our NEOs in 2019:

	Five Year Compounded Carriage Growth Rate
	25% CAGR	30% CAGR	35% CAGR
Anticipated Share Price on/before 12/31/2023	$47.30	$57.55	$69.50
Less Share Price on 12/31/2018	15.50	15.50	15.50
Value Created per Share	$31.80	$42.05	$54.00
The table below denotes the amount of performance awards granted on February 20, 2019 at the respective target price of 25%, 30% or 35% CAGR over the stock price at December 31, 2018.

Named Executive Officers	25% CAGR @ $47.30	30% CAGR @ $57.55	35% CAGR @ $69.50
Melvin C. Payne	100,000	175,000	250,000
Viki K. Blinderman	10,500	17,535	24,990
C. Benjamin Brink	10,500	17,535	24,990
Paul D. Elliott	10,500	17,535	24,990
Shawn R. Phillips	10,500	17,535	24,990
The table below denotes the anticipated value of the awards which is based on the magnitude of the CAGR at December 31, 2023 over the stock price at December 31, 2018, which was $15.50. Refer to the 2019 long-term incentive grant table above for additional details on the vesting requirements of these performance awards. We will use the anticipated value to the participant at the 25% CAGR threshold (minimum target level) for discussion of CEO Compensation (see page 28) to reasonably reflect the intended value and impact of the grant.

Named Executive Officers	25% CAGR @ $47.30	30% CAGR @ $57.55	35% CAGR @ $69.50
Melvin C. Payne	$4,730,000	$10,071,250	$17,375,000
Viki K. Blinderman	496,650	1,009,139	1,736,805
C. Benjamin Brink	496,650	1,009,139	1,736,805
Paul D. Elliott	496,650	1,009,139	1,736,805
Shawn R. Phillips	496,650	1,009,139	1,736,805
In accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) , the awards were measured using the Monte Carlo pricing simulation model, calculated at $4.57 per share using the anticipated award at the 25% CAGR threshold (minimum target level). As such, the value in the table below is appropriately reflected within the “Summary Compensation Table,” further discussed herein.

Named Executive Officers	ASC 718 Value
Melvin C. Payne	$457,000
Viki K. Blinderman	47,985
C. Benjamin Brink	47,985
Paul D. Elliott	47,985
Shawn R. Phillips	47,985

Executive Compensation Policies and Practices as they relate to our Risk Management
Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits our ability to take a federal income tax deduction for compensation paid to covered employees. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.
We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of restricted stock is determined using the stock price on the grant date. The fair value of options is determined using the Black-Scholes valuation model. The fair value of the performance awards related to the stock price is determined using Monte-Carlo simulation pricing model. More detailed information and related assumptions regarding the 2019 long-term incentive grant is set forth in Note 20, Stockholder’s Equity, to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2019, 2018 and 2017, with respect to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards ($)	All Other Compensation(3) ($)	Total ($)
Melvin C. Payne	2019	$777,000	$777,000	$457,000	$—	$31,675	$2,042,675
CEO and Chairman of the Board	2018	$700,000	$300,000	$1,014,657	$318,770	$45,843	$2,379,270
(Principal Executive Officer)	2017	$700,000	$450,000	$700,125	$828,362	$63,382	$2,741,869
Viki K. Blinderman	2019	$300,000	$150,000	$47,985	$—	$—	$497,985
Senior Vice President, Chief Accounting Officer	2018	$280,000	$140,000	$304,397	$95,631	$—	$820,028
and Secretary (Principal Financial Officer)	2017	$280,000	$130,000	$210,197	$249,008	$—	$869,205
C. Benjamin Brink	2019	$300,000	$150,000	$47,985	$—	$15,365	$513,350
Senior Vice President,	2018	$280,000	$140,000	$304,397	$95,631	$11,531	$831,559
Chief Financial Officer and Treasurer	2017	$280,000	$130,000	$210,197	$249,008	$21,986	$891,191
Paul D. Elliott	2019	$310,000	$125,000	$47,985	$—	$13,127	$496,112
Senior Vice President and	2018	$310,000	$100,000	$337,202	$105,895	$20,571	$873,668
Regional Partner	2017	$310,000	$100,000	$232,756	$275,407	$26,313	$944,476
Shawn R. Phillips	2019	$310,000	$125,000	$47,985	$—	$12,647	$495,632
Senior Vice President, Regional Partner and	2018	$310,000	$100,000	$337,202	$105,895	$10,995	$864,092
Head of Strategic and Corporate Development	2017	$310,000	$140,000	$232,756	$275,407	$22,883	$981,046

(1)
Reflects the grant date fair value of performance-based stock awards, at the minimum target payout, calculated in accordance with ASC Topic 718. The value of the performance-based stock awards granted during 2019 was $4.57 per share on February 20, 2019, which was determined using the Monte-Carlo simulation pricing model. The performance-based stock award will vest (if at all) during December 2023, provided that certain criteria surrounding our Common Stock is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The assumptions made in the valuation of these awards are set forth in Note 20, Stockholder's Equity, to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K. Refer to “Long-Term Equity-Based Incentives” on page 30 for a further description of these performance awards.

(2)
On November 29, 2018, we cancelled all Performance Award Agreements previously awarded to all individuals in 2017 and 2018. Prior to such cancellation, each of the Performance Award Agreements provided for contingent compensation, which was payable to such individuals in shares of Common Stock, based on the Company’s performance over a five-year period from the grant date.

(3)	The total amount of all other compensation for Ms. Blinderman was less than $10,000 and not reflected in the Summary Compensation Table.
The following table describes each component of “All Other Compensation” column for 2019 in the Summary Compensation Table for Messrs. Payne, Brink, Elliott and Phillips.

Name	Reimbursement of Club Dues ($)(1)	401(k) Matching Contributions ($)(2)	Dividends on Unvested Restricted Stock ($)(3)	Perquisites and other Personal Benefits ($)(4)	Total All Other Compensation ($)
Melvin C. Payne	$2,150	$3,781	$2,992	$22,752	$31,675
C. Benjamin Brink	—	$9,558	$898	$4,909	$15,365
Paul D. Elliott	—	$6,718	$994	$5,415	$13,127
Shawn R. Phillips	—	$5,327	$994	$6,326	$12,647

(1)	The amounts represent reimbursements to Mr. Payne for his club membership dues.

(2)	The amounts represent matching contributions by the Company to the accounts of NEOs in our 401(k) Plan.

(3)	The amounts represent dividends paid on unvested restricted stock.

(4)
The amounts represent the incremental cost to the Company to provide perquisites and other personal benefits, including certain benefits received primarily related to spousal travel for award trips hosted by the Company. Additionally, with respect to Messrs. Payne and Phillips, this includes $8,639 and $806, respectively, reflecting the amount of benefits received for spousal travel outside of award trips hosted by the Company.

Grants of Plan-Based Awards
During 2019, we granted our NEOs performance-based stock awards from the 2017 Plan. The following table sets forth information regarding these grants:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(2)
Melvin C. Payne	2/20/2019	—	—	—	100,000	100,000	250,000	—	—	—	$457,000
Viki K. Blinderman	2/20/2019	—	—	—	10,500	10,500	24,990	—	—	—	$47,985
C. Benjamin Brink	2/20/2019	—	—	—	10,500	10,500	24,990	—	—	—	$47,985
Paul D. Elliott	2/20/2019	—	—	—	10,500	10,500	24,990	—	—	—	$47,985
Shawn R. Phillips	2/20/2019	—	—	—	10,500	10,500	24,990	—	—	—	$47,985

(1)
Reflects the anticipated award at the 25% CAGR target, which represents both the threshold and minimum target payout. Refer to “Long-Term Equity-Based Incentives” on page 30 for a further description of these performance awards.

(2)
Reflects the anticipated award at the 35% CAGR target, which represents the maximum target payout. Refer to “Long-Term Equity-Based Incentives” on page 30 for a further description of these performance awards.

(3)
Reflects the grant date fair value of the performance-based stock awards, at the threshold and minimum target payout, calculated in accordance with ASC Topic 718. The value of the performance-based stock awards granted during 2019 was $4.57 per share on February 20, 2019, which was determined using the Monte-Carlo simulation pricing model. The performance-based stock award will vest (if at all) during December 2023, provided that certain criteria surrounding our Common Stock is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The assumptions made in the valuation of these awards are set forth in Note 20, Stockholder's Equity, to the Consolidated Financial Statements in our 2019 Annual Report on Form 10-K. Also, refer to “Long-Term Equity-Based Incentives” on page 30 for a further description of these performance awards.

Outstanding Equity Awards at Fiscal Year-End
Awards Outstanding at December 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Melvin C. Payne	3,284	—	—	$5.70	2/28/2021	8,866	$226,970	—	—
	100,000	—	—	$22.58	2/24/2022	—	—	—	—
	35,100	23,400	—	$20.06	2/23/2026	—	—	—	—
	46,440	69,660	—	$26.54	3/21/2027	—	—	—	—
	10,000	40,000	—	$25.43	2/14/2028	—	—	—	—
	—	—	—	—	—	—	—	100,000	$457,000
Viki K. Blinderman	25,000	—	—	$22.58	2/24/2022	2,660	$68,096	—	—
	7,200	4,800	—	$20.06	2/23/2026	—	—	—	—
	13,960	20,940	—	$26.54	3/21/2027	—	—	—	—
	3,000	12,000	—	$25.43	2/14/2028	—	—	—	—
	—	—	—	—	—	—	—	10,500	$47,985
C. Benjamin Brink	22,000	—	—	$22.58	2/24/2022	2,660	$68,096	—	—
	6,000	4,000	—	$20.06	2/23/2026	—	—	—	—
	13,960	20,940	—	$26.54	3/21/2027	—	—	—	—
	3,000	12,000	—	$25.43	2/14/2028	—	—	—	—
	—	—	—	—	—	—	—	10,500	$47,985
Paul D. Elliott	38,000	—	—	$22.58	2/24/2022	2,946	$75,418	—	—
	10,380	6,920	—	$20.06	2/23/2026	—	—	—	—
	15,440	23,160	—	$26.54	3/21/2027	—	—	—	—
	3,322	13,288	—	$25.43	2/14/2028	—	—	—	—
	—	—	—	—	—	—	—	10,500	$47,985
Shawn R. Phillips	17,913	—	—	$5.70	2/28/2021	2,946	$75,418	—	—
	22,674	—	—	$5.94	3/5/2022	—	—	—	—
	35,000	—	—	$22.58	2/24/2022	—	—	—	—
	10,020	6,680	—	$20.06	2/23/2026	—	—	—	—
	15,440	23,160	—	$26.54	3/21/2027	—	—	—	—
	3,322	13,288	—	$25.43	2/14/2028	—	—	—	—
	—	—	—	—	—	—	—	10,500	$47,985

(1)
The unexercisable stock options expiring February 23, 2026 vest one half each on February 23, 2020 and February 23, 2021, the unexercisable stock options expiring March 21, 2027 vest one third each on March 21, 2020, March 21, 2021 and March 21, 2022 and the unexercisable stock options expiring February 14, 2028 vest one fourth each on February 14, 2020, February 14, 2021, February 14, 2022 and February 14, 2023.

(2)	Calculated using the closing price of our Common Stock on December 31, 2019, which was $25.60 per share.

(3)
These awards will vest (if at all) during December 2023, provided that certain criteria surrounding our Common Stock is achieved and the Reporting Person has remained continuously employed by Carriage through such date.

(4)
Calculated using the value of the performance-based stock awards of $4.57 per share, in accordance with ASC Topic 718, multiplied by the number of shares awarded, at the threshold and minimum target payout.

Option Exercises and Stock Vestings

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Melvin C. Payne	—	$—	4,434	$84,822
Viki K. Blinderman	—	$—	1,330	$25,443
C. Benjamin Brink	—	$—	1,330	$25,443
Paul D. Elliott	—	$—	1,474	$28,198
Shawn R. Phillips	—	$—	1,474	$28,198

(1)	Includes vested shares withheld to pay taxes as follows:

	Mr. Payne		Ms. Blinderman		Mr. Brink		Mr. Elliot		Mr. Phillips
	Acquired Shares	Shares Withheld For Taxes(a)	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes
2/14/2019	4,434	—	1,330	395	1,330	395	1,474	437	1,474	438

a.	Mr. Payne paid the taxes in cash associated with the shares that vested on February 14, 2019.

(2)	Value realized on vesting is calculated using the closing price of our Common Stock on the date that the shares vested.
Potential Payments Upon Termination
The following table sets forth the amounts that would have been payable to certain of our NEOs under the scenarios for death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period or termination by executive for good reason within a corporate change period, had such scenarios occurred on December 31, 2019. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2019 of $25.60 per share.

Event	Melvin C. Payne	Viki K. Blinderman	C. Benjamin Brink	Paul D. Elliott	Shawn R. Phillips
Death or Disability
Base salary	$777,000	$300,000	$300,000	$310,000	$310,000
Target annual bonus(1)	777,000	150,000	150,000	155,000	155,000
Benefit continuation(2)	13,998	—	36,921	40,101	25,813
Equity awards(3)	363,406	96,728	92,296	116,013	114,684
Total	$1,931,404	$546,728	$579,217	$621,114	$605,497
Termination without cause (without a Corporate Change)
Cash severance(4)	$2,331,000	$750,000	$750,000	$775,000	$775,000
Benefit continuation(2)	13,998	—	36,921	40,101	25,813
Total	$2,344,998	$750,000	$786,921	$815,101	$800,813
Termination without cause (following a Corporate Change)
Cash severance(5)	$4,662,000	$900,000	$900,000	$930,000	$930,000
Benefit continuation(2)	13,998	—	36,921	40,101	25,813
Equity awards(3)	363,406	96,728	92,296	116,013	114,684
Total	$5,039,404	$996,728	$1,029,217	$1,086,114	$1,070,497

(1)
Reflects payment of annual bonus pursuant to the terms of their employment agreements in effect on December 31, 2019. These amounts represent 100% of their target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

(2)	Amounts reflect estimated cost of benefit continuation for 18 months pursuant to the terms of employment agreements in effect on December 31, 2019.

(3)
Reflects accelerated vesting of shares of restricted stock and options pursuant to the terms of employment agreements in effect on December 31, 2019 and related award agreements upon death and disability. At December 31, 2019, certain outstanding options had an exercise price below the closing price of our Common Stock and as such were excluded from the table above. Performance awards granted in 2019 have also been excluded from the table as those awards require a specific metric be achieved during the fourth quarter of December 2023 before they become eligible to vest.

(4)
Amounts reflect cash severance payable under the terms of employment agreements in effect on December 31, 2019, which represents two years base salary continuation and a pro-rated target annual bonus for the year in which the termination occurs.

(5)
Amounts with respect to Ms. Blinderman, Messrs. Brink, Elliot and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2019, which represents a lump sum equal to two times the sum of NEOs’ base salary in effect on the Termination Date (or as of the date of the Corporate Change, if higher), plus target annual bonus. Mr. Payne’s cash severance represents a lump sum equal to three times the sum of his base salary plus target annual bonus.

Employment Agreements
As previously discussed, we entered into new employment agreements with each of our NEOs on November 5, 2019. These Agreements are for terms of three years (five years in the case of Mr. Payne) and obligate the Company to make certain payments and provide certain benefits to the Company’s NEOs upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, each NEO agreed to certain non-competition provisions and other restrictive covenants, during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the NEOs. The Agreements for all of the NEOs are identical, except as noted herein.
The Agreements establish, among other things, (a) a minimum base salary, (b) a target annual bonus (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for under the Agreements see “Executive Compensation-Potential Payments Upon Termination,” further discussed herein. The Company believes it is in the best interest of stockholders to ensure the executive leadership team have employment agreements which align with the Company’s goal of driving performance and creating long-term stockholder value. These Agreements represent the first time Mr. Brink and Ms. Blinderman have been parties to employment agreements and in preparing their agreements, the Company sought to create greater alignment between all executive employment agreements and the Company’s long-term goals.
Long-Term Incentive Plan Awards
Pursuant to the terms of our 2017 Plan, except as otherwise provided in an award agreement, if a participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such participant’s termination of his or her employment for good reason within the one-year period following a corporate change, then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that the award may be realized in full (if no exercise of the award is required) or exercised in full (if exercise of the award is required) upon the termination of such participant’s employment.
Pension Benefits
We do not sponsor a pension plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Mr. Payne, our CEO; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide our stockholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.
To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that as of December 31, 2019, our employee population consisted of approximately 2,797 individuals with all of these individuals located in the United States. This population consisted of 1,137 full-time and 1,660 part- time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2019, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•
To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2019. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 452 employees who were hired in 2019, but did not work for us the entire fiscal year. This population consisted of 167 full-time and 285 part-time employees.

•
We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

•
Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $11,532.

•	With respect to the annual compensation of our CEO, we used the amount reported in the “Total $” column of our Summary Compensation Table included in this Proxy Statement.

•
There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

For the fiscal year ended December 31, 2019:

•	The median employee is an Ambassador in the community, working on an as needed or by request basis, proactively participating in civic and community events that create a lasting heritage;

•	The median annual total compensation of all employees of our Company (other than our CEO) was approximately $11,532; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement was $2,042,675.
Based on this information, for 2019, the ratio of the annual total compensation of Mr. Payne to the annual total median compensation of all other employees was 177 to 1.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Securities and Exchange Act, as amended, and as a matter of good corporate governance, we seek your vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officer compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.
Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board (the “Audit Committee”) of the Company is comprised of five directors, each of whom has been determined by our Board to be independent and financially literate under the NYSE’s listing standard requirements and the rules and regulations of the SEC. The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, available on our website at www.carriageservices.com.
As set forth in the Audit Committee Charter, the Audit Committee assists our Board in fulfilling its oversight regarding, among other things:

–	the integrity of our financial statements, including the adequacy and effectiveness of the Company’s financial reporting and disclosure controls and procedures;

–	the engagement of the Company’s independent registered public auditor, including its qualifications, independence and performance;

–	the performance, function and design of the Company’s internal audit function; and

–	the compliance by the Company with legal and regulatory requirements.
With respect to the Company’s financial reporting process, Company management is responsible for establishing and maintaining internal controls and preparing the Company’s financial statements. Our independent registered public accounting firm for the fiscal year ended December 31, 2019, Grant Thornton LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2019 with Company management. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.
Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Audit Committee
Donald D. Patteson, Jr., Chairman
Barry K. Fingerhut
Bryan D. Leibman
James R. Schenck
Douglas B. Meehan

April 7, 2020

PROPOSAL NO. 3:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
General
Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.
Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All Audit fees for 2019 and 2018 were pre-approved by our Audit Committee.
Audit Fees
Fees billed to us by Grant Thornton during 2019 and 2018 were as follows:

	Year Ended December 31,
	2019	2018
Audit fees	$1,052,295	$958,950
The Company did not engage any firm to perform non-audit services during these years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review and Approval of Related Party Transactions
We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.
Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.
Related Party Transactions
Since January 1, 2019, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed or anticipated transactions.
OTHER BUSINESS
Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2021 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 8, 2020. However, if the date of our 2021 Annual Meeting of Stockholders is more than 30 days from the date of the 2020 Annual Meeting of Stockholders, then the deadline shall be a reasonable time before we begin to print and send our proxy materials for our 2021 Annual Meeting of Stockholders.
In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance - Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2021 Annual Meeting of Stockholders, but not for inclusion in our 2020 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 45 days before the date on which we first send our proxy materials for the 2021 Annual Meeting of Stockholders. For our 2021 Annual Meeting of Stockholders, the deadline will be February 21, 2021, based on the proxy materials for this year’s meeting being sent on or about April 7, 2020.
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2021 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act. If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2021 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION
Annual Report
Our Annual Report to Stockholders for the year ended December 31, 2019 (our “Annual Report”) is being delivered electronically or mailed, if so elected, to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request to the Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Chief Accounting Officer and Secretary (Principal Financial Officer)

Houston, Texas
April 7, 2020

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Suite 300
Houston, Texas 77056

May 19, 2020

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible.

The Proxy Statement and 2019 Annual Report to Stockholders are available on the Internet at https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233000000000001000 6 051320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class III Directors for a three-year term ending at the 2023 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Douglas B. Meehan
○ Donald D. Patteson, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐
3. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Suite 300
Houston, Texas 77056

May 19, 2020

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

PROXY VOTING INSTRUCTIONS

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2020: The Proxy Statement and 2019 Annual Report to Stockholders are available on the Internet at https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20233000000000001000 6 051320

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class III Directors for a three-year term ending at the 2023 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Douglas B. Meehan
- ○ Donald D. Patteson, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐
3. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

CARRIAGE SERVICES, INC.

To Be Held On:

3040 Post Oak Blvd., Suite 300, Houston, Texas 77056

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/8/20.

Please visit https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL:

TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)

E-MAIL: info@astfinancial.com

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of two Class III Directors for a three-year term ending at the 2023 Annual Meeting of Stockholders.

   NOMINEES:

   Douglas B. Meehan
   Donald D. Patteson, Jr.

Please note that you cannot use this notice to vote by mail.

2. Approve, on an advisory basis, our named executive officer compensation.
3. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2020.

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

0

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 19, 2020

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Viki K. Blinderman, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 19, 2020 and at any adjournments or postponements thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of the director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and as the proxies deem advisable on all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

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